                                                                   EXHIBIT 10.15
                             EMPLOYMENT AGREEMENT
                             --------------------


        THIS EMPLOYMENT AGREEMENT is made by and between Harold
Blumenkrantz ("Employee") and Vitalink Pharmacy Services, Inc., a Delaware corporation (" Employer").

        IN CONSIDERATION of the premises, the covenants set forth herein and other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

        1.  Term.
            -----

            1.1 Employer hereby employs Employee and Employee accepts employment by Employer, as Executive Director, under the terms and conditions herein set forth.

            1.2 The term of this Agreement shall commence on December 1, 1995 and shall continue for three (3) years through November 30, 1998.

        2.  Compensation. For all services rendered by Employee during the
            -----------
term of this Agreement, Employee shall receive compensation as follows:

            2.1  Salary.   A base salary of Forty-Five Thousand Dollars
                 ------
($45,000) per annum for the term of this Agreement payable in accordance with Employer's standard payroll practices from time to time in effect.

            2.2  Fringe Benefits. Employee will be entitled to participate in
                 ---------------
such medical and accident and health plans, and other fringe benefit plans, in accordance with their terms, as shall be made available by Employer generally to its management employees, and Employer shall pay such premiums arising with respect to coverage as it pays generally for its management employees.

            2.3  Automobile.  Employer shall provide Employee with the
                 ----------
use of an automobile of Employee's choice during the term of the Agreement. In addition, Employer shall reimburse Employee for automobile maintenance expenses incurred by Employee upon presentation by Employee of an itemized account of such expenditures in a manner prescribed by Employer. Notwithstanding the above, the total annual cost to Employer for the provision of the automobile including lease payments, insurance and maintenance expenses will not exceed Ten Thousand Dollars ($10,000.00) per year. Any costs in excess of Ten Thousand Dollars ($10,000.00) per year will be the responsibility of the Employee.

            2.4  Stock Options. Subject to the approval of Employer's Board of
                 --------------
Directors, effective December 15, 1995 Employee shall be granted options to purchase Fifteen Thousand (15,000) shares under Employer's Key Executive Stock Option and Appreciation Rights Plan at the price in effect or applicable as of the close of business December 15, 1995, substantially in accordance with
Exhibit 2.4.

            2.5  401 (k) Savings and Retirement Plans.   Employee shall
                 ------------------------------------
be entitled to participate in Employer's 401(k) Plan, Cash Accumulation Retirement Plan and/or Employer's Non-Qualified Retirement Savings and Investment Plans as provided for in said plans and Employer will make all such contributions as may be required by, and in accordance with, such plans.

            2.6  Business Expenses.  Employer authorizes Employee to
                 -----------------
incur reasonable business expenses in connection with Employer's business, as provided for and pursuant to Employer's policies and procedures, including membership fees for professional and business societies, fees for professional licenses, dues and subscriptions, entertainment, and other reasonable expenses necessary to retain the goodwill of all nursing homes, convalescent homes and other institutions which are customers of Employer.

            2.7  Travel Expenses.  Employee's responsibilities will
                 ---------------
require travel to both existing and potential new markets for Employer as well as attendance at various professional meetings, seminars and industry conventions. Employer will reimburse Employee for all travel related expenses up to a maximum expenditure of Ten Thousand Dollars ($10,000.00) per year. Expenditures over Ten Thousand Dollars ($10,000.00) per year will be the responsibility of Employee.

        3.  Leave. Employee shall be entitled to vacations, personal
            -----
leave, holiday leave and sick leave in accordance with the general practices of the Employer, in effect from time to time with respect to its management employees.

            4.   Duties.
                 ------

            4.1  Service.  It is understood and agreed that Employee
                 -------
will faithfully and diligently serve Employer to the best of his ability in his position, and Employee further agrees to perform such duties and to assume such responsibilities, commensurate with his title and experience, as may be assigned to him by Employer.

            4.2  Other Business Activities.  Except as allowed by
                 -------------------------
Section 6.1 of this Agreement, Employee shall not engage in any business activity, including having passive investments, in any entity, partnership or individual proprietorship, that is a competitor or potential competitor of Employer except Employee shall be allowed to invest his assets in the securities of public or private companies if such holdings are passive investments which do not involve Employee's holding positions of officer, director, employee, general partner, or a direct, indirect or beneficial owner of ten percent (10%) of the stock, whether voting or not, of any entity, or which do not involve Employee becoming a secured or unsecured creditor. Notwithstanding the above, Employee may engage in business activities outside of the institutional pharmacy and medical supply businesses as well as those business activities listed on Exhibit
4.2. Employee warrants and represents that he is not a party to any contracts, and has no obligations to any other person or entity, which would conflict with, violate the terms of, cause a default under or materially inhibit the performance of his services under this Agreement, except as listed on Exhibit
4.2 hereof.

        5.  Confidential  Information.    Employee recognizes an acknowledges
            -------------------------
that Employer's and its affiliates' present and prospective clients, contracts, acquisitions and personnel, as they may exist from time to time, are valuable, special and unique assets of Employer's business. Employee shall not, at any time during or for a period of two (2) years subsequent to the term of this Agreement make use of or disclose to others any written or oral information relating to the business of Employer that has not otherwise been made public, or is not otherwise available to the public, (as long as such information has not been made public by Employee), including but not limited to Employer's present or prospective clients, contracts or acquisitions, financial information or personnel information. Employee, at the termination of this Agreement, by expiration of its term or otherwise, shall return to Employer all documents that contain any such confidential or proprietary information and Employee shall retain no copies of such documents. Throughout the term of this Agreement and for a period of two (2) years after its termination or expiration for whatever cause or reason, Employee shall not, directly or indirectly, or cause others to:
(1) without Employer's prior written consent, offer employment or employ on behalf of Employee or any other person, any person who at any time is or has been within the preceding one (1) year an employee of Employer or any affiliate of Employer, or induce such person, directly or indirectly, to leave his or her employment; or (2) without Employer's prior written consent, solicit the business of any of Employer's present institutional pharmacy or medical supply clients, which for purposes of this subsection (2) shall mean clients that have been actually serviced by Employer within the two (2) years prior to the time Employee's employment terminates. Notwithstanding the above, Employee may solicit any of Employer's employees who are listed on Exhibit 5 or their designated successors.

        6.  Restrictions.
            ------------

            6.1 Employee acknowledges that his services are unique and extraordinary. Employee agrees that for any reason other than termination by Employer without cause, Employee shall not directly or indirectly engage in the institutional pharmacy or medical supply business anywhere in Employer's service area, which service area shall be defined as being within the state of New Jersey and within the area encompassed by a line from Easton, Pennsylvania to Harrisburg, Pennsylvania to the North, south from Harrisburg, Pennsylvania to the Pennsylvania - Maryland state line and east from such line to the Pennsylvania - Delaware state line, during the term of this Agreement. For purposes of this paragraph "directly or indirectly engaging in the business of Employer or in any business competitive with Employer" shall mean engaging in business, with or without compensation, as an owner, general or limited partner, stockholder of more than one percent (1%) of the outstanding shares, director, officer, manager, employee, agent, consultant, or otherwise, of any entity (other than Employer) regardless of size, that provides institutional pharmacy services, medical supply services, or institutional consultant pharmacy services. During the term of this Agreement Employee may consult with West End Family Pharmacy, Inc. which respect to its retail pharmacy business and may remain an officer, director or shareholder thereof, but only if West End Family Pharmacy, Inc. does not engage in the business of providing goods or services to institutions, including but not limited to nursing homes, hospitals, retirement homes and assisted living facilities and only to the extent Employer reasonably determines such consultation does not interfere with Employee's duties hereunder.

            6.2 Employee recognizes and acknowledges that the services to be rendered by him hereunder are of a special and unique character and that the restrictions on activities as contained in this Agreement are required for Employer's reasonable protection. Employee agrees that in the event of breach of this Agreement, Employer will be entitled, if it so elects, to institute and prosecute proceedings at law and in equity to obtain damages (including attorney's fees) with respect to such breach and to enforce the specific performance of this Agreement by Employee and to enjoining Employee from engaging in any activity in violation hereof.

            6.3 Sections 5, 6.1, 6.2 and 6.3 are intended by the parties hereto as separate and divisible provisions, and if for any reason any one or more is held to be invalid or unenforceable, neither the validity nor the enforceability of the others shall thereby be affected. If any court holds that the whole or any part of Sections 5, 6.1, 6.2 and 6.3 is unenforceable by reason to the extent, duration or geographic scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographic scope, or other provisions hereof, and in its reduced form such Section shall be enforceable in the manner contemplated hereby.

        7.  Indemnity.  Employer shall indemnify Employee and hold him
            ---------
harmless for any lawful acts or decisions reasonably made by him in good faith while performing services for Employer. Employer shall pay all expenses actually or necessarily incurred by Employee in connection with defense of any action, suit, or proceeding arising from any lawful acts or decisions made by Employee in good faith while performing services for Employer.

        8.   Termination.  The employment of Employee under this Agreement shall
             -----------
terminate at the end of the term described in Section 1 or on such earlier date as is set forth below:

             8.1  Death.  The death of Employee.
                  -----

             8.2  Discharge for Cause.   Employer shall have the absolute
                  -------------------
right at any time to discharge Employee for cause, which shall be defined for this purpose as any of the following: willful or intentional inflicting of substantial injury upon Employer; or material waste or gross or intentional misuse of assets of Employer; or embezzlement, dishonest, fraud or other acts of criminal nature involving Employee's employment; or alcohol, drug or other substance abuse; or failure to substantially perform his duties to the best of his abilities; or the commission of any conduct that may, from time to time be determined by Employer as requiring immediate termination without notice by Employer's Policies and Procedures Manual, as applicable to its management personnel generally; or breach of any negative covenant contained in this Agreement.

             8.3  Mutual Termination.   If Employer and Employee mutually
                  ------------------
agree to terminate this Agreement anytime between December 1, 1996 and November 30, 1997 Employer will pay Employee Twenty-Five Thousand Dollars ($25,000) and the stock options granted pursuant to Section 2.4 and the Stock Option and Appreciation Rights Agreement dated December 15, 1995 ("Stock Options") will immediately terminate. If the Employer and Employee mutually agree to terminate this Agreement anytime between December 1, 1997 and November 30, 1998 Employer will pay Employee Fifty Thousand Dollars ($50,000) and the Stock Options will immediately terminate.

             8.4  Employee Option. Notwithstanding Section 4.2 above,
                  ---------------
Employee may request approval from Employer to engage in business activities in the institutional pharmacy and medical supply businesses which compete or potentially could compete with Employer outside of Employer's service area as defined in Section 6.1. If Employer determines not to grant such approval then Employee has the right to terminate this Agreement.

        9.  Miscellaneous.
            -------------

            9.1  Waiver of Breach. The waiver by either party hereto of
                 ----------------
a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

            9.2  Notices.  Any notice required or permitted to be given
                 -------
under this Agreement shall be sufficient if in writing, sent by certified mail to Employee's residence as it appears on the records of the Employer in the case of Employee or to the principal office of Employer, to the attention of the President, in the case of Employer, or to such other address as each party may hereafter specify in writing to the other.

            9.3  Binding Effect. This Agreement shall be binding upon and shall
                 --------------
inure to the benefit of the parties hereto and their respective heirs, legatees, personal representatives and other legal representatives, successors and assigns.

            9.4  Assignment. Employee shall not transfer or assign any or all of
                 ----------
its rights or interest hereunder without the prior written consent of Employer.

            9.5  Employee Status. Employee shall be deemed to be an employee
                 ---------------
 under this Agreement and not an independent contractor. As such, Employer retains the right to direct and instruct Employee regarding his duties hereunder.

            9.6  Amendments. This Agreement may be amended only in writing
                 ----------
executed by the parties hereto affected by such amendments.

            9.7  Enumeration and Headings. The enumeration and headings
                 ------------------------
contained in this Agreement are for convenience of reference only and are not intended to have any substantive significance in interpreting this Agreement.

            9.8  Gender and Number. Unless the context otherwise requires,
                -----------------
whenever used in this Agreement, the singular shall include the plural, the plural shall include the singular, and the masculine gender shall include neuter or feminine gender and vice versa.

        10.  Survival.   The provisions of Sections 5 and 6 shall survive
             --------
any termination of this Agreement, whether by reason of Section 1, Section 8, or otherwise, except that the restrictions contained in Section 6.1 shall not survive termination of this Agreement if Employee is terminated by Employer without cause and will only survive until November 30, 1997 in the event Employee exercises his right to terminate this Agreement as per Section 8.4 on or before November 30, 1997.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal this 30th day of November, 1995.
                              ----

WITNESS:                       EMPLOYEE:


/s/ Natalie L. Schwartz        /s/ Harold Blumenkrantz
- -------------------------      --------------------------------  (SEAL)
                               Harold Blumenkrantz


ATTEST:                        EMPLOYER:

                               VITALINK PHARMACY SERVICES, INC.


/s/                            /s/ Donna DeNardo
- -------------------------      --------------------------------  (SEAL)
                               Donna DeNardo,  President

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

                                  EXHIBIT 4.2
                                  -----------


                           OTHER BUSINESS ACTIVITIES



 1. Med-Care
 2. West End Family Pharmacy - Retail
 3. Baron Drug in Westfield - Retail
 4. Towne Pharmacy - Retail
 5. Terry Drug - Retail
 6. Woodlane Pharmacy - Retail
 7. Homestead Pharmacy - Retail
 8. Drug Guild - Executive Board
 9. Sampson Enterprises - Board of Directors
10. Elderlife Management - Board of Directors

                                  EXHIBIT 5.0
                                  -----------


                            MED-CARE EMPLOYEE LIST



Lisa Calcaterra
Donna Santaniello
Susan Demillio
Michael Nutt
Catherine Digiorgio

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